Exhibit 16
Lord Abbett Investment Trust Limited Duration
Post Effective Amendment No. 8 on form N-1A


Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.


                         Period ending October 31, 1995

         P = (1 + T)N = ERV,

         1 Year                                  Life of Fund*

         $1,049                                  $1,017

         P = 1,000                            P = 1,000

         N = 1                                N = 1.992

         ERV = 1,049                        ERV = 1,017

                       T = Average annual total return


1,000 (1 + T)1  -  1,049            1,000 (1 + T)1.992  =  1,017

(1 + T)1  =  1,049                          (1 + T)1.992   =  1,017


1 + T  =  (1,049)1                          (1 + T)        =   1,017.502
        ---------                                             ----------
           (1,000)                                             (1,000)

T    =      (1,049)1 -1                     T              =   1,017 .502 -1
           --------                                            -------
            (1,000)                                            (1,000)

T    =  4.90%                               T              =   .85%


* The Trust's Limited Duration Series commenced operations on 10/29/93.

                                                             EXHIBIT 16


Calculation of yield appearing in the Statement of Additional Information for Lord Abbett Investment Trust Limited Duration U. S. Government, Post Effective Amendment No. 8



                                    YIELD FORMULA

                                 For the 30 Days
                             Ended October 31, 1995

                           YIELD = 2[(a-b + 1)6 -1]  = 2.26%
                                            cd

Where:

a = Fund dividends and interest earned during the period in the amount of $33,856.

b = Fund expenses accrued for the period (net of reimbursements) in the amount of $17,188.

c = the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were 1,906,215.

d = the maximum offering price per Fund share on the last day of the period was $4.67.


1 -  .36 (Tax rate used) - .64

5.99% divided by .64  =  9.36% Tax Equivalent Yield

                                                           EXHIBIT 16


Calculation of yield appearing in the Statement of additional Information for Lord Abbett Investment Trust (Balanced Fund), Post Effect Amendment No. 8 of Form N-1A.



                                    YIELD FORMULA

                                 For the 30 Days
                             Ended October 31, 1995

                           YIELD = 2[(a-b + 1)6 -1]  = 2.79%
                                            cd

     Where:

a = Fund dividends and interest earned during the period in the amount of $15,770.

b = Fund expenses accrued for the period (net of reimbursements) in the amount of $2,518.

c = the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were 509,218.

d = the maximum offering price per Fund share on the last day of the period was $11.24.


1 -  .36 (Tax rate used) - .64

5.99% divided by .64  =  9.36% Tax Equivalent Yield

                                                               EXHIBIT 16

Lord Abbett Investment Trust Balanced
Post Effective Amendment No. 8 on form N-IA

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions:


                         Period Ending October 31, 1995

         P = (1 + T}N = ERV

         Life of Fund *

         1,108

         P = 1,000

         N = Less than one year

         ERV = 1,108


                                          T - Average annual total return

         1,000 (1 + T) = 1,108

         (1 + T) = 1,108


         1 + T =  1,108
                  (1,000)

         T       = 1,108 -1
                   (1,000)

         T       =  10.80%



* The Trust's Balanced Series commenced operations on 12/27/94.